UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2021

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2021, OneWater Marine Inc., a Delaware corporation (the “Company”), One Water Marine Holdings, LLC, a Delaware limited liability company (“One Water LLC”), One Water Assets & Operations, LLC, a Delaware limited liability company (“Opco”), and certain of the Company’s other subsidiaries, as guarantors entered into the Incremental Amendment No. 1 (the “First Amendment”) with the lenders party thereto and Truist Bank, as administrative agent. The First Amendment amends the Credit Agreement, dated as of July 22, 2020 (the “Credit Agreement”), by and among the Company, One Water LLC, Opco, and certain of the Company’s other subsidiaries, as guarantors, with Truist Bank as administrative agent, collateral agent, swingline lender and issuing bank, SunTrust Robinson Humphrey, Inc. and Synovus Bank as joint lead arrangers and joint bookrunners, Synovus Bank as documentation agent, and the lenders from time to time party thereto. All capitalized words used but not defined herein have the meanings assigned in the First Amendment.

The First Amendment amends the Credit Agreement, to, among other things, provide for an incremental term loan (the “Incremental Term Loan”) to Opco in an aggregate principal amount equal to $30,000,000, which will be added to, and constitute a part of, the existing $80.0 million term loan, which was advanced in full on July 22, 2020. The Incremental Term Loan will increase the existing term loan and will be on the same terms (including interest rates, but excluding upfront fees, original issue discount and other similar amounts) applicable to the existing term loan under the Credit Agreement and the other loan documents.

The maturity date for the Incremental Term Loan is the earlier of (i) July 22, 2025 or (ii) the date on which the principal amount of all outstanding term loans have been declared or automatically have become due and payable pursuant to the terms of the Credit Agreement.

The First Amendment further provides that the proceeds of the Incremental Term Loan will be used to (i) repay an aggregate principal amount of up to $30.0 million of the outstanding amount under the revolving credit facility, under which an aggregate of $30.0 million was outstanding as of February 2, 2021, (ii) pay accrued and unpaid interest on the outstanding term loan and revolving credit facility through the date immediately prior to the effective date of the First Amendment and (iii) pay the fees, costs and expenses incurred in connection with the foregoing.

The foregoing description is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 4, 2021, the Company issued a press release announcing the Company’s operating and financial results for the quarter ended December 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 2.02 by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1¥
Incremental Amendment No. 1, dated February 2, 2021, by and among One Water Assets & Operations, LLC, One Water Marine Holdings, LLC, OneWater Marine Inc., each of the other Guarantors from time to time party thereto, the Lenders party thereto and Truist Bank, as Administrative Agent.*

99.1	Press Release issued by OneWater Marine Inc., dated February 4, 2021.**

*	Filed herewith.

**	Furnished herewith.

¥
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Financial Officer
Dated: February 4, 2021